UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2014
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760
(Address of principal executive offices) (Zip Code)

(800) 537-2790
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On March 20, 2014 Bovie Medical Corporation (the “Company”) entered into a transaction with Bank of Tampa, a Florida banking corporation (“Lender”) wherein Lender extended to the Company a mortgage loan (the “Loan”) in the principal amount of $3,592,000.00. The obligations under the Loan are secured by a first mortgage and security interest in the Company’s Clearwater, Florida facility as well as an assignment of the Company’s accounts receivable. In addition, the Company pledged an interest in a certificate of deposit in the amount of $898,000 as additional collateral. The terms of the Loan were set forth in a loan agreement (the “Loan Agreement”), promissory note (the “Note”), and the ancillary documents executed by the Company in favor of Lender (collectively, the “Loan Documents”). The initial maturity date of the Note is March 20, 2017; however, the Company has an option to extend the maturity of the Note until March 20, 2022.

Borrowings under the Loan bear interest at the London Interbank Offered Rate plus 3.5%.

The Loan Documents contain the customary financial covenants, including a covenant that the Company maintains a minimum liquidity of $750,000.00. Although there is no Debt Service Coverage Ratio (as defined in the Loan Agreement) for the initial term of the Loan, should the Company desire to extend the Loan beyond three (3) years, the Company must maintain a Debt Service Coverage Ratio for each of the preceding four (4) quarters of not less than 1.0 to 1.0. In the event the Loan is extended, the Debt Service Coverage Ratio must be not less than 1.2:1.0.

The Loan Documents also contain customary affirmative and negative covenants and events of default.

Simultaneously with the closing of the Loan, the Company redeemed those certain Industrial Revenue Bonds (the “Bonds”) issued by the Pinellas County Industrial Development Authority which were issued pursuant to an Amended and Restated Indenture of Trust dated October 31, 2011 between the Pinellas County Industrial Development Authority and The Bank of New York Mellon Trust Company, N.A. as Trustee, and the Credit Agreement dated October 31, 2011 between the Company and PNC Bank, N.A. (“PNC”). In connection with the redemption of the Bonds, The Company paid PNC $3,188,332.51 to satisfy its existing credit facility in full. In connection with the termination of the Interest Rate Swap Agreement with PNC, the Company paid PNC $410,275.

THE FOREGOING IS A SUMMARY OF THE MATERIAL TERMS OF THE LOAN DOCUMENTS AND IS QUALIFIED BY THE TERMS OF THE LOAN DOCUMENTS, COPIES OF WHICH ARE FILED WITH THIS REPORT ON FORM 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01 Financial Statement and Exhibits.

Exhibits

10.1	Loan Agreement dated as of March 20, 2014, between the Company and The Bank of Tampa;

10.2	Mortgage, Security Agreement, Financial Statement and Assignment of Rents dated as of March 20, 2014, between the Company and The Bank of Tampa;

10.3	Promissory Note in original principal amount of $3,592,000;

10.4	Assignment of Rents, Leases and Profits and Contracts dated as of March 20, 2014;

10.5	Security Agreement dated as of March 20, 2014, between the Company and The Bank of Tampa;

10.6	Environmental Indemnity Agreement dated as of March 20, 2014, between the Company and The Bank of Tampa.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: March 24, 2014	By:	/s/ Robert Gershon
Robert Gershon
Chief Executive Officer